As filed with U.S. Securities and Exchange Commission on March 2, 2023.

Registration No. 333-262201

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 2

TO

FORM S-1

ON

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

AdTheorent Holding Company, Inc.

(Exact name of registrant as specified in its charter)

Delaware	7370	85-3978415
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

330 Hudson Street, 13th Floor

New York, NY 10013 Tel:

(800) 804-1359

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

James Lawson

Chief Executive Officer

330 Hudson Street, 13th Floor

New York, NY 10013 Tel:

(800) 804-1359

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Thomas P. Conaghan, Esq.

Daniel L. Woodard, Esq.

McDermott Will & Emery LLP

500 North Capitol Street NW

Washington, DC 20001-1531

Telephone: (202) 756-8161

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐	Smaller reporting company	☒

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

On January 18, 2022, AdTheorent Holding Company, Inc., a Delaware corporation (the “Company,” “AdTheorent,” “we,” “us” or “our”) f/k/a MCAP Acquisition Corporation (“MCAP”), filed a registration statement with the Securities and Exchange Commission (the “SEC”), on Form S-1 (File No. 333-262201) (the “Initial Registration Statement”), to initially register for resale by the selling securityholders named therein an aggregate of 15,973,904 shares of our common stock, $0.0001 par value per share (“Common Stock”) that are currently registered and remain unsold under the Prior Registration Statement (as defined below), consisting of (i) up to 10,541,667 shares of Common Stock issuable upon the exercise of 10,541,667 warrants (the “Public Warrants”) originally issued in the initial public offering of MCAP Acquisition Corporation, a Delaware corporation (“MCAP”), by the holders thereof, and (ii) up to 5,432,237 shares of Common Stock issuable upon the exercise of 5,432,237 warrants (the “Private Warrants” and, together with the Public Warrants, the “Warrants”). The Initial Registration Statement was declared effective by the SEC on January 31, 2022.

On April 11, 2022, the Company filed a post-effective amendment on Form S-1 (“Post-Effective Amendment No. 1”) to the Initial Registration Statement to (i) include information from the Company’s Annual Report on Form 10-K for the year ended December 31, 2021, as amended; (ii) update certain other information in the prospectus relating to the offering and sale of the shares that were registered for resale on the Initial Registration Statement and (iii) update certain other information in the Initial Registration Statement. No additional securities were registered under Post-Effective Amendment No. 1, which was declared effective by the SEC on April 19, 2022 (the Initial Registration Statement as amended by Post-Effective Amendment No. 1, the “Registration Statement”).

We are filing this post-effective amendment No. 2 to Form S-1 on Form S-3 (“Post-Effective Amendment No. 2”) to (i) convert the Registration Statement into a registration statement on Form S-3 (ii) include information from the Company’s Annual Report on Form 10-K for the year ended December 31, 2022, as amended; into the registration statement and (iii) update certain other information in the Registration Statement. This Post-Effective Amendment does not register any additional securities and relates solely to securities registered previously. All applicable registration fees were paid at the time of the original filing of the Initial Registration Statement.

The information in this preliminary prospectus is not complete and may be changed. Neither we nor the selling securityholders may sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION—DATED MARCH 2, 2023

PRELIMINARY PROSPECTUS

AdTheorent Holding Company, Inc.

Up to 76,713,193 Shares of Common Stock

Up to 15,973,904 Shares of Common Stock Issuable Upon the Exercise of

Warrants Up to 5,432,237 Warrants

This prospectus relates to the issuance by us of up to an aggregate of 15,973,904 shares of our common stock, $0.0001 par value per share (“Common Stock”), which consists of (i) up to 10,541,667 shares of Common Stock issuable upon the exercise of 10,541,667 warrants (the “Public Warrants”) originally issued in the initial public offering of MCAP Acquisition Corporation, a Delaware corporation (“MCAP”), by the holders thereof, and (ii) up to 5,432,237 shares of Common Stock issuable upon the exercise of 5,432,237 warrants (the “Private Warrants” and, together with the Public Warrants, the “Warrants”) originally issued in a private placement in connection with the initial public offering of MCAP (551,096 of which are subject to escrow until certain earn-out targets or holding periods are achieved pursuant to the Business Combination Agreement (as defined below)). We will receive the proceeds from any exercise of the Warrants for cash.

This prospectus also relates to the offer and sale from time to time by (a) the selling stockholders named in this prospectus (including their permitted transferees, donees, pledgees and other successors-in-interest) (collectively, the “Selling Stockholders”) of up to 76,713,193 shares of Common Stock, consisting of (i) up to 12,150,000 shares of Common Stock, issued in a private placement to the PIPE Investors (as defined below) pursuant to the terms of separate Subscription Agreements (as defined below) in connection with the Business Combination (as defined below), (ii) up to 5,432,237 shares of Common Stock that may be issued upon the exercise of the Private Warrants, (iii) up to 7,906,250 shares of Common Stock held by MCAP Acquisition, LLC (the “Sponsor”) and its affiliates, (iv) up to 13,935,678 shares of Common Stock held by or underlying equity awards held by current or former affiliates of AdTheorent Holding Company, Inc. (“AdTheorent” or the “Company”), (v) up to 34,064,174 shares of Common Stock held by H.I.G. Growth—AdTheorent, LLC, and (vi) up to 3,224,854 additional shares of Common Stock held by entities affiliated with Monroe Capital, LLC and (b) the selling warrant holders named in this prospectus (including their permitted transferees, donees, pledgees and other successors-in-interest) (collectively, the “Selling Warrantholders” and, together with the Selling Stockholders, the “Selling Securityholders”) of up to 5,432,237 Private Warrants.

We are registering the securities for resale pursuant to the Selling Securityholders’ registration rights under certain agreements between us and the Selling Securityholders. Our registration of the securities covered by this prospectus does not mean that the Selling Securityholders will offer or sell any of the shares of Common Stock or Warrants registered hereby. The Selling Securityholders may offer, sell or distribute all or a portion of their shares of Common Stock or Warrants publicly or through private transactions at prevailing market prices or at negotiated prices. We provide more information about how the Selling Securityholders may sell the shares or Warrants in the section entitled “Plan of Distribution.”

We are an “emerging growth company” as defined in Section 2(a) of the Securities Act of 1933, as amended (the “Securities Act”), and are subject to reduced public company reporting requirements. This prospectus complies with the requirements that apply to an issuer that is an emerging growth company.

Our Common Stock and Public Warrants are listed on the Nasdaq Capital Market (the “Nasdaq”) under the symbols “ADTH” and “ADTHW,” respectively. On February 27, 2023, the closing price of our Common Stock was $1.49 per share and the closing price of our Public Warrants was $0.15 per Warrant.

See the section entitled “Risk Factors” beginning on page 4 of this prospectus to read about factors you should consider before buying our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is                , 2023

You should rely only on the information provided in this prospectus, as well as the information incorporated by reference into this prospectus and any applicable prospectus supplement. Neither we nor the Selling Securityholders have authorized anyone to provide you with different information. Neither we nor the Selling Securityholders are making an offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information in this prospectus or any applicable prospectus supplement is accurate as of any date other than the date of the applicable document. Since the date of this prospectus and the documents incorporated by reference into this prospectus, our business, financial condition, results of operations and prospects may have changed.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the “SEC”) using the “shelf” registration process. Under this shelf registration process, the Selling Securityholders may, from time to time, sell the securities offered by them described in this prospectus. We will not receive any proceeds from the sale by such Selling Securityholders of the securities offered by them described in this prospectus. This prospectus also relates to the issuance by us of the shares of Common Stock issuable upon the exercise of the Warrants. We will not receive any proceeds from the sale of shares of Common Stock underlying the Warrants pursuant to this prospectus, except with respect to amounts received by us upon the exercise of the Warrants for cash.

Neither we nor the Selling Securityholders have authorized anyone to provide you with any information or to make any representations other than those contained in this prospectus or any applicable prospectus supplement or any free writing prospectuses prepared by or on behalf of us or to which we have referred you. Neither we nor the Selling Securityholders take responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. Neither we nor the Selling Securityholders will make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.

We may also provide a prospectus supplement or post-effective amendment to the registration statement to add information to, or update or change information contained in, this prospectus. You should read both this prospectus and any applicable prospectus supplement or post-effective amendment to the registration statement together with the additional information to which we refer you in the sections of this prospectus entitled “Where You Can Find More Information.”

On December 22, 2021 (the “Closing Date”), MCAP, now known as AdTheorent Holding Company, Inc., consummated the previously announced business combination pursuant to that certain Business Combination Agreement, dated as of July 27, 2021 (as amended, restated, supplemented or otherwise modified, the “Business Combination Agreement”), by and among MCAP, GRNT Merger Sub 1 LLC, a Delaware limited liability company (“Merger Sub 1”), GRNT Merger Sub 2 LLC, a Delaware limited liability company (“Merger Sub 2”), GRNT Merger Sub 3 LLC, a Delaware limited liability company (“Merger Sub 3”), GRNT Merger Sub 4 LLC, a Delaware limited liability company (“Merger Sub 4” and, together with Merger Sub 1, Merger Sub 2 and Merger Sub 3, the “Merger Sub Entities”), H.I.G. Growth—AdTheorent Intermediate, LLC, a Delaware limited liability company (the “Blocker”), H.I.G. Growth—AdTheorent, LLC, a Delaware limited liability company, and AdTheorent Holding Company, LLC, a Delaware limited liability company (“Legacy AdTheorent”). Pursuant to the terms of the Business Combination Agreement, Legacy AdTheorent, the Blocker and the Merger Sub Entities engaged in a series of four mergers, which resulted in Legacy AdTheorent becoming a wholly owned subsidiary of MCAP (the “Business Combination’). On the Closing Date, and in connection with the closing of the Business Combination (the “Closing”), MCAP changed its name to AdTheorent Holding Company, Inc.

Unless the context indicates otherwise, references in this prospectus to the “Company,” “AdTheorent,” “we,” “us,” “our” and similar terms refer to AdTheorent Holding Company, Inc. and its consolidated subsidiaries (including Legacy AdTheorent). References to “MCAP” refer to our predecessor company prior to the consummation of the Business Combination.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements within the meaning of Section 27A of the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). We have based these forward-looking statements on our current expectations and projections about future events. All statements, other than statements of present or historical fact included in this prospectus, our future financial performance, strategy, expansion plans, future operations, future operating results, estimated revenues, losses, projected costs, prospects, plans and objectives of management are forward-looking statements. Any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “may,” “should,” “could,” “would,” “expect,” “plan,” “anticipate,” “intend,” “believe,” “estimate,” “continue,” “goal,” “outlook,” “forecast,” “possible,” “potential,” “predict,” “project” or the negative of such terms or other similar expressions. These forward-looking statements are subject to known and unknown risks, uncertainties and assumptions about us that may cause our actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements. Except as otherwise required by applicable law, we disclaim any duty to update any forward-looking statements, all of which are expressly qualified by the statements in this section, to reflect events or circumstances after the date of this prospectus. We caution you that these forward-looking statements are subject to numerous risks and uncertainties, most of which are difficult to predict and many of which are beyond our control.

Forward-looking statements in this prospectus may include, for example, statements about:

•	our financial and business performance including financial projections and business metrics;

•	our strategy, future operations, financial position, estimated revenues and losses, projected costs, prospects and plans;

•	the implementation, market acceptance and success of our business model;

•	demand for our platform and services and the drivers of that demand;

•	our estimated total addressable market and other industry projections, and our projected market share;

•	our ability to scale in a cost-effective manner;

•	developments and projections relating to our competitors and industry;

•	the impact of health epidemics, including the novel coronavirus (“COVID-19”) pandemic, on our business and the actions we may take in response thereto;

•	the impact of global events, including the ongoing Russian-Ukrainian conflict, on our business and the actions we may take in response thereto;

•	our expectations regarding our ability to obtain and maintain intellectual property protection and not infringe on the rights of others;

•	expectations regarding the time during which we will be an emerging growth company under the Jumpstart Our Business Startups Act of 2012 (“JOBS Act”);

•	our future capital requirements and sources and uses of cash;

•	our ability to obtain funding for our operations;

•	our business, expansion plans and opportunities; and

•	the outcome of any known and unknown litigation and regulatory proceedings.

These statements are subject to known and unknown risks, uncertainties and assumptions that could cause actual results to differ materially from those projected or otherwise implied by the forward-looking statements, including the following:

•	general market conditions in our industry;

•	the risk we are not able to arrange sufficient cost-effective financing to fund expenditures, future operational activities and acquisitions, and other obligations;

•	the outcome of any legal proceedings;

•	our success in retaining or recruiting, or changes required in, officers, key employees or directors;

•	changes in applicable laws or regulations;

•	our ability to execute our business model, including market acceptance of our planned products and services;

•	the ability to maintain the listing of our securities on Nasdaq or any other exchange;

•	the possibility that the COVID-19 pandemic may adversely affect our results of operations, financial position and cash flows; and

•

the possibility that we may be adversely affected by other economic, business or competitive factors, including the ongoing Russian-Ukrainian conflict, the threat of recession, or record inflation levels.

Given these risks and uncertainties, you should not place undue reliance on these forward-looking statements. Additional cautionary statements or discussions of risks and uncertainties that could affect our results or the achievement of the expectations described in forward-looking statements may also be contained in any accompanying prospectus supplement.

Should one or more of the risks or uncertainties described in this prospectus, or should underlying assumptions prove incorrect, actual results and plans could differ materially from those expressed in any forward-looking statements. Additional information concerning these and other factors that may impact the operations and projections discussed herein can be found in the section entitled “Risk Factors” and in our periodic filings with the SEC. Our SEC filings are available publicly on the SEC’s website at www.sec.gov.

You should read this prospectus and any accompanying prospectus supplement completely and with the understanding that our actual future results, levels of activity and performance as well as other events and circumstances may be materially different from what we expect. We qualify all of our forward-looking statements by these cautionary statements.

SUMMARY

This summary highlights selected information appearing elsewhere in this prospectus. Because it is a summary, it may not contain all of the information that may be important to you. To understand this offering fully, you should read this entire prospectus carefully, including the information set forth under the heading “Risk Factors” and our financial statements.

The Company

We are a digital media platform which focuses on performance-first, privacy-forward methods to execute programmatic digital advertising campaigns, serving both advertising agency and brand customers. Without relying on individualized profiles or sensitive personal data for targeting, we utilize machine learning and advanced data analytics to make programmatic digital advertising more effective and efficient at scale, delivering measurable real-world value for advertisers. Our differentiated advertising capabilities and superior campaign performance, measured by customer-defined business metrics or Key Performance Indicators (“KPIs”), have helped fuel our customer adoption and year-after-year growth.

Background

We were originally known as MCAP Acquisition Corporation. On December 22, 2021, MCAP consummated the Business Combination with Legacy AdTheorent pursuant to the Business Combination Agreement, dated as of July 27, 2021, by and among MCAP, the Merger Sub Entities, the Blocker, H.I.G. Growth—AdTheorent, LLC and Legacy AdTheorent. In connection with the Closing of the Business Combination, MCAP changed its name to AdTheorent Holding Company, Inc. Legacy AdTheorent was deemed to be the accounting acquirer in the Business Combination based on an analysis of the criteria outlined in Accounting Standards Codification 805. While MCAP was the legal acquirer in the Business Combination, because Legacy AdTheorent was deemed the accounting acquirer, the historical financial statements of Legacy AdTheorent became the historical financial statements of the combined company, upon the consummation of the Business Combination.

Concurrently with the execution of the Business Combination Agreement, MCAP entered into subscription agreements (each, a “Subscription Agreement”) with certain investors (the “PIPE Investors”), pursuant to which the PIPE Investors agreed to subscribe for and purchase, and MCAP agreed to issue and sell to the PIPE Investors, immediately prior to the Closing, an aggregate of 12,150,000 shares of the Class A common stock, par value $0.0001 per share (the “Class A Common Stock”), of MCAP (the “PIPE Shares”), for a purchase price of $10.00 per share, representing aggregate gross proceeds of $121.50 million (the “PIPE Financing”). Pursuant to the Subscription Agreements, the Company gave certain registration rights to the PIPE Investors with respect to the PIPE Shares. The sale of the PIPE Shares was consummated concurrently with the Closing.

The PIPE Shares were issued pursuant to and in accordance with the exemption from registration under the Securities Act under Section 4(a)(2) and/or Regulation D promulgated thereunder.

Pursuant to our prior amended and restated certificate of incorporation, each issued and outstanding share of

Class B Common Stock, par value $0.0001 per share (the “Class B Common Stock”), converted into one share of Class A Common Stock, at the Closing. After the Closing and following the effectiveness of our second amended and restated certificate of incorporation (“Certificate of Incorporation”), each share of Class A Common Stock was automatically reclassified, redesignated and changed into one validly issued, fully paid and non-assessable share of Common Stock, without any further action by us or any stockholder.

Our Common Stock and Public Warrants are currently listed on Nasdaq under the symbols “ADTH” and “ADTHW,” respectively.

The rights of holders of our Common Stock and Warrants are governed by our Certificate of Incorporation, our amended and restated bylaws (the “Bylaws”) and the Delaware General Corporation Law (the “DGCL”), and, in the case of the Warrants, the Warrant Agreement, dated February 25, 2021, between MCAP and Continental Stock Transfer & Trust Company (the “Warrant Agreement”). See the sections entitled “Description of Securities.”

Emerging Growth Company

We are an “emerging growth company,” as defined under the JOBS Act. As an emerging growth company, we are eligible to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies. These include, but are not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and the requirement to obtain stockholder approval of any golden parachute payments not previously approved.

We will remain an emerging growth company until the earlier of (1) December 31, 2026 (the last day of the fiscal year following the fifth anniversary of the consummation of MCAP’s initial public offering), (2) the last day of the fiscal year in which we have total annual gross revenue of at least $1.07 billion, (3) the last day of the fiscal year in which we are deemed to be a “large accelerated filer,” as defined in the Exchange Act, and (4) the date on which we have issued more than $1.0 billion in nonconvertible debt securities during the prior three-year period.

Corporate Information

MCAP was incorporated on November 12, 2020 for the purpose of effecting a merger, share exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses. MCAP completed its initial public offering in March 2021. In December 2021, Legacy AdTheorent, the Blocker and the Merger Sub Entities engaged in a series of four mergers, which resulted in Legacy AdTheorent becoming a wholly owned subsidiary of MCAP. In connection with the Business Combination, we changed our name to AdTheorent Holding Company, Inc. Our principal executive offices are located at 330 Hudson Street, 13th Floor, New York, New York, 10013 and our telephone number is (800) 804-1359. Our website address is www.adtheorent.com. Information contained on our website or connected thereto does not constitute part of, and is not incorporated by reference into, this prospectus or the registration statement of which it forms a part.

THE OFFERING

Issuer	AdTheorent Holding Company, Inc. (f/k/a MCAP Acquisition Corporation)

Issuance of Common Stock

Shares of Common Stock Offered by us	15,973,904 shares of Common Stock issuable upon exercise of the Warrants, consisting of (i) 5,432,237 shares of Common Stock that are issuable upon the exercise of 5,432,237 Private Warrants by the holders thereof and (ii) 10,541,667 shares of Common Stock that are issuable upon the exercise of 10,541,667 Public Warrants by the holders thereof.

Shares of Common Stock Outstanding Prior to Exercise of All Warrants	87,623,588 shares (as of February 27, 2023).

Shares of Common Stock Outstanding Assuming Exercise of All Warrants	101,717,898 shares (based on total shares outstanding as of February 27, 2023).

Exercise Price of Warrants	$11.50 per share, subject to adjustment as described herein.

Use of Proceeds	We will receive up to an aggregate of approximately $183.7 million from the exercise of the Warrants, assuming the exercise in full of all of the Warrants for cash. We expect to use the net proceeds from the exercise of the Warrants for general corporate purposes. See “Use of Proceeds.”

Resale of Common Stock and Warrants

Shares of Common Stock Offered by the Selling Securityholders	76,713,193 shares (including up to 5,432,237 shares of Common Stock that may be issued upon exercise of the Private Warrants).

Warrants Offered by the Selling Securityholders	5,432,237 Warrants, consisting of all outstanding Private Warrants.

Redemption	The Warrants are redeemable in certain circumstances. See “Description of Securities—Warrants” for further discussion.

Use of Proceeds	We will not receive any proceeds from the sale of shares of Common Stock or Warrants by the Selling Securityholders.

Market for Common Stock and Warrants	Our Common Stock and Public Warrants are currently traded on Nasdaq under the symbols “ADTH” and “ADTHW,” respectively.

Risk Factors	See “Risk Factors” and other information included in this prospectus for a discussion of factors you should consider before investing in our securities.

RISK FACTORS

Investing in our Common Stock involves a high degree of risk. You should carefully consider and evaluate the risk factors included in our most recent Annual Report on Form 10-K, as may be updated by our subsequent filings under the Securities Exchange Act of 1934 (the “Exchange Act”) that are incorporated by reference into this prospectus, including Quarterly Reports on Form 10-Q, together with the risk factors and other information contained in or incorporated by reference into any applicable prospectus supplement, before making an investment decision. The occurrence of any of these risks and uncertainties could harm our business, financial condition or results of operations. As a result, the trading price of our Common Stock could decline and you could lose all or part of your investment.

USE OF PROCEEDS

All of the Common Stock and Warrants offered by the Selling Securityholders pursuant to this prospectus will be sold by the Selling Securityholders for their respective accounts. We will not receive any of the proceeds from these sales.

We will receive up to an aggregate of approximately $183.7 million from the exercise of the Warrants, assuming the exercise in full of all of the Warrants for cash. We expect to use the net proceeds from the exercise of the Warrants for general corporate purposes. We will have broad discretion over the use of proceeds from the exercise of the Warrants. There is no assurance that the holders of the Warrants will elect to exercise any or all of such Warrants. To the extent that the Warrants are exercised on a “cashless basis,” the amount of cash we would receive from the exercise of the Warrants will decrease.

SELLING SECURITYHOLDERS

This prospectus relates to the resale by the Selling Securityholders from time to time of up to 76,713,193 shares of Common Stock (including 7,906,250 shares exchanged for Founder Shares, 12,150,000 shares issued in the PIPE financing, 5,432,237 shares that may be issued upon exercise of the Private Warrants, 1,720,413 shares issued as consideration in connection with the Business Combination to Monroe, 1,504,441 additional shares held by Monroe, 34,064,174 shares held by H.I.G. Growth—AdTheorent, LLC and 13,935,678 shares held by or underlying equity awards held by other current or former affiliates of the Company) and 5,432,237 Private Warrants. The Selling Securityholders may from time to time offer and sell any or all of the Common Stock and Warrants set forth below pursuant to this prospectus and any accompanying prospectus supplement. When we refer to the “Selling Securityholders” in this prospectus, we refer to the persons listed in the table below, and the pledgees, donees, transferees, assignees, successors and other permitted transferees that hold any of the Selling Securityholders’ interest in the shares of Common Stock or warrants after the date of this prospectus.

Pursuant to the Registration Rights Agreement, the Subscription Agreements and the Warrant Agreement, we agreed to file a registration statement with the SEC for the purpose of registering for resale (i) the Private Warrants (and the shares of Common Stock that may be issued upon exercise of the Private Warrants), (ii) the shares of our Common Stock issued to the Selling Securityholders pursuant to the Subscription Agreements and the Business Combination Agreement and (iii) the shares of our Common Stock issued upon the conversion of the Founder Shares.

We cannot advise you as to whether the Selling Securityholders will in fact sell any or all of such shares of Common Stock or Warrants. In particular, the Selling Securityholders identified below may have sold, transferred or otherwise disposed of all or a portion of their securities after the date on which they provided us with information regarding their securities in transactions exempt from registration under the Securities Act.

The following table sets forth certain information provided by or on behalf of the Selling Securityholders as of February 27, 2023 concerning the Common Stock and Private Warrants that may be offered from time to time by each Selling Securityholder with this prospectus. See “Plan of Distribution.” For the purposes of the following table, we have assumed that the Selling Securityholders will have sold all of the securities covered by this prospectus upon the completion of the offering. The percentage ownership of voting securities in the following table is based on 87,623,588 shares of our Common Stock issued and outstanding as of February 27, 2023.

Unless otherwise indicated below, the address of each beneficial owner listed in the table below is 330 Hudson Street, 13th Floor, New York, New York 10013.

			Selling Securityholders
	Shares of Common Stock Beneficially Owned Prior to Offering		Private Warrants Beneficially Owned Prior to Offering		Shares of Common Stock Offered		Private Warrants Offered		Shares of Common Stock Beneficially Owned After the Offered Shares are Sold	%	Private Warrants Beneficially Owned After the Offered Private Placement Warrants are Sold	%
MCAP Acquisition, LLC(1)	13,305,487	(2)	5,432,237	(3)	13,305,487	(2)	5,432,237	(3)	—	—	—	—
Thomas Allison(4)	11,000		—		11,000		—		—	—	—	—
John Chrystal(5)	11,000		—		11,000		—		—	—	—	—
Roger Schoenfeld(6)	11,000		—		11,000		—		—	—	—	—
Loop Capital Markets LLC(7)	100,000		—		100,000		—		—	—	—	—
Corbin ERISA Opportunity Fund, Ltd.(8)	955,042		—		507,375		—		—	—	—	—
Corbin Opportunity Fund, L.P.(9)	419,289		—		222,750		—		—	—	—	—
Pinehurst Partners, L.P.(10)	955,042		—		507,375		—		—	—	—	—
CAZ PEA2 MCAC Aggregator, LP(11)	812,500		—		812,500		—		—	—	—	—
Palantir Technologies Inc.(12)	1,500,000		—		1,500,000		—		—	—	—	—
KB Securities Co., Ltd. (as trustee of Hana Alternative Investment Professional Private trust No. 175-1)(13)	4,000,000		—		4,000,000		—		—	—	—	—
KB Securities Co., Ltd. (as trustee of Hana Alternative Investment Professional Private trust No. 175-2)(14)	4,000,000		—		4,000,000		—		—	—	—	—
Monroe Capital Opportunistic Private Credit Master Fund SCSp(15)	200,445		—		200,445		—		—	—	—	—
Monroe Capital Private Credit Fund 559 LP(16)	200,445		—		200,445		—		—	—	—	—
Monroe Capital Private Credit Master Fund IV (Unleveraged) SCSp(17)	200,445		—		200,445		—		—	—	—	—
Monroe Private Credit Fund A LP(18)	1,156,499		—		1,156,499		—		—	—	—	—
Monroe Capital Private Credit Master Fund IV SCSp(19)	601,331		—		601,331		—		—	—	—	—
Anthony Iacovone	5,849,234		—		5,813,255		—		—	—	—	—
Charles L. Jordan	275,838		—		268,864	(20)	—		—	—	—	—
James Andrew Lawson	3,098,009		—		3,059,028	(21)	—		—	—	—	—
H.I.G. Growth—AdTheorent, LLC	34,064,174		—		34,064,174		—		—	—	—	—
Joshua David Walsh(22)	2,301,106		—		2,301,106		—		—	—	—	—
Scott Russo(23)	1,922,784		—		1,922,784		—		—	—	—	—
Bill Todd	578,602	(24)			570,641	(25)
Monroe Capital Corporation(26)	177,362		—		177,362		—		—	—	—	—
Monroe Capital Partners Fund LP(27)	248,307		—		248,307		—		—	—	—	—
Monroe Capital Private Credit Fund I LP(28)	601,163		—		601,163		—		—	—	—	—
Monroe Capital Private Credit Fund II
(Unleveraged) LP(29)	65,301		—		65,301		—		—	—	—	—
Monroe Capital Private Credit Fund II LP(30)	198,610		—		198,610		—		—	—	—	—
Monroe Capital Private Credit Fund II-O (Unleveraged Offshore) LP(31)	74,946				74,946

*	Less than one percent
(1)

The address of MCAP Acquisition, LLC is 311 South Wacker Drive, Suite 6400, Chicago, Illinois 60606. The manager of the Sponsor is Monroe Capital Management Advisors, LLC (“MCMA”). Theodore L. Koenig is the Chief Executive Officer of MCMA and may be deemed to beneficially own shares held by the Sponsor by virtue of his control over MCMA. Mr. Koenig disclaims beneficial ownership of the securities held by the Sponsor other than to the extent of his pecuniary interest in such securities.

(2)

Includes 7,873,250 shares of Common Stock exchanged in the Business Combination for Class B common stock issued by MCAP Acquisition Corporation to the Sponsor in a private placement prior to MCAP Acquisition Corporation’s initial public offering. Also, includes 5,432,237 shares of Common Stock underlying the 5,432,237 Private Warrants. See related discussion in note 3 below.

(3)	Includes 5,432,237 Private Warrants.
(4)	Mr. Allison served on the board of directors of MCAP Acquisition Corporation until the completion of the Business Combination on December 22, 2021.
(5)	Mr. Chrystal served on the board of directors of MCAP Acquisition Corporation until the completion of the Business Combination on December 22, 2021.
(6)	Mr. Schoenfeld served on the board of directors of MCAP Acquisition Corporation until the completion of the Business Combination on December 22, 2021.
(7)	The address of Loop Capital Markets LLC is 111 West Jackson Blvd., Chicago, Illinois 60604.
(8)	The address of Corbin ERISA Opportunity Fund, Ltd. is 590 Madison Ave, 31stFloor, New York, New York 10022.
(9)	The address of Corbin Opportunity Fund, L.P. is 590 Madison Ave, 31stFloor, New York, New York 10022.
(10)	The address of Pinehurst Partners, L.P. is 590 Madison Ave, 31stFloor, New York, New York 10022.
(11)	The address of CAZ PEA2 MCAC Aggregator, LP is One Riverway, Suite 2000, Houston, Texas 77056.
(12)	The address of Palantir Technologies Inc. is 1555 Blake Street, Suite 250, Denver, Colorado 80202.
(13)	The address of KB Securities Co., Ltd. (as trustee of Hana Alternative Investment Professional Private trustNo. 175-1) is 50,Yeouinaru-ro,Yeongdeungpo-gu,Seoul, Republic of Korea.
(14)	The address of KB Securities Co., Ltd. (as trustee of Hana Alternative Investment Professional Private trustNo. 175-2) is 50,Yeouinaru-ro,Yeongdeungpo-gu,Seoul, Republic of Korea.
(15)

The address of Monroe Capital Opportunistic Private Credit Master Fund SCSp is 311 South Wacker Drive, Suite 6400, Chicago, Illinois 60606. Monroe Capital Opportunistic Private Credit Master Fund SCSp is managed by Monroe Capital LLC and/or its affiliates (“Monroe”). Theodore L. Koenig is the Chief Executive Officer of Monroe. By reason of the provisions of Rules 13d-3 and 16a-1under the Securities Exchange Act of 1934, as amended, Mr. Koenig may be deemed to be the beneficial owner of the securities beneficially owned by Monroe Capital Opportunistic Private Credit Master Fund SCSp. Mr. Koenig disclaims beneficial ownership of the securities held by Monroe Capital Opportunistic Private Credit Master Fund SCSp other than to the extent of his pecuniary interest in such securities. Includes 50,000 shares of Common Stock purchased in the PIPE financing and 150,445 shares of Common Stock purchased in open market transactions.

(16)

The address of Monroe Capital Private Credit Fund 559 LP is 311 South Wacker Drive, Suite 6400, Chicago, Illinois 60606. Monroe Capital Private Credit Fund 559 LP is managed by Monroe. Theodore L. Koenig is the Chief Executive Officer of Monroe. By reason of the provisions of Rules 13d-3 and 16a-1under the Securities Exchange Act of 1934, as amended, Mr. Koenig may be deemed to be the beneficial owner of the securities beneficially owned by Monroe Capital Private Credit Fund 559 LP. Mr. Koenig disclaims beneficial ownership of the securities held by Monroe Capital Private Credit Fund 559 LP other than to the extent of his pecuniary interest in such securities. Includes 50,000 shares of Common Stock purchased in the PIPE Financing and 150,445 shares of Common Stock purchased in open market transactions.

(17)

The address of Monroe Capital Private Credit Master Fund IV (Unleveraged) SCSp is 311 South Wacker Drive, Suite 6400, Chicago, Illinois 60606. Monroe Capital Private Credit Master Fund IV (Unleveraged) SCSp LP is managed by Monroe. Theodore L. Koenig is the Chief Executive Officer of Monroe. By reason of the provisions of Rules 13d-3 and 16a-1under the Securities Exchange Act of 1934, as amended,

Mr. Koenig may be deemed to be the beneficial owner of the securities beneficially owned by Monroe Capital Private Credit Master Fund IV (Unleveraged) SCSp. Mr. Koenig disclaims beneficial ownership of the securities held by Monroe Capital Private Credit Master Fund IV (Unleveraged) SCSp other than to the extent of his pecuniary interest in such securities. Includes 50,000 shares of Common Stock purchased in the PIPE Financing and 150,445 shares of Common Stock purchased in open market transactions.
(18)

The address of Monroe Private Credit Fund A LP is 311 South Wacker Drive, Suite 6400, Chicago, Illinois 60606. Monroe Private Credit Fund A LP is managed by Monroe. Theodore L. Koenig is the Chief Executive Officer of Monroe. By reason of the provisions of Rules 13d-3 and 16a-1 under the Securities Exchange Act of 1934, as amended, Mr. Koenig may be deemed to be the beneficial owner of the securities beneficially owned by Monroe Private Credit Fund A LP. Mr. Koenig disclaims beneficial ownership of the securities held by Monroe Private Credit Fund A LP other than to the extent of his pecuniary interest in such securities. Includes 200,000 shares of Common Stock purchased in the PIPE Financing, 354,724 shares of Common Stock issued as consideration in connection with the Business Combination and 601,775 shares of Common Stock purchased in open market transactions.

(19)

The address of Monroe Capital Private Credit Master Fund IV SCSp is 311 South Wacker Drive, Suite 6400, Chicago, Illinois 60606. Monroe Capital Private Credit Master Fund IV SCSp is managed by Monroe. Theodore L. Koenig is the Chief Executive Officer of Monroe. By reason of the provisions of Rules 13d-3 and 16a-1 under the Securities Exchange Act of 1934, as amended, Mr. Koenig may be deemed to be the beneficial owner of the securities beneficially owned by Monroe Capital Private Credit Master Fund IV SCSp. Mr. Koenig disclaims beneficial ownership of the securities held by Monroe Capital Private Credit Master Fund IV SCSp other than to the extent of his pecuniary interest in such securities. Includes 150,000 shares of Common Stock purchased in the PIPE financing and 451,331 shares of Common Stock purchased in open market transactions.

(20)	Includes 268,864 options to purchase shares of Common Stock, 268,864 of which are exercisable within 60 days of February 27, 2021.
(21)	Includes 1,766,526 options to purchase shares of Common Stock and 273,464 restricted interest units, 1,648,301 of which are exercisable within 60 days of February 27, 2023.
(22)	Includes 498,263 options to purchase shares of Common Stock, all of which are fully vested.
(23)	Includes 903,745 options to purchase shares of Common Stock, all of which are fully vested.
(24)	Represents 570,642 shares subject to options exercisable within 60 days of February 27, 2023 (493,367 of which were fully vested and 11,888 of which will vest within 60 days of February 27, 2023).
(25)	Includes 570,642 options to purchase shares of Common Stock, 570,642 of which are exercisable within 60 days of February 27, 2023.
(26)

The address of Monroe Capital Corporation is 311 South Wacker Drive, Suite 6400, Chicago, Illinois 60606. Monroe Capital Corporation is an affiliate of Monroe. Theodore L. Koenig is the Chief Executive Officer of Monroe. By reason of the provisions of Rules 13d-3 and 16a-1 under the Securities Exchange Act of 1934, as amended, Mr. Koenig may be deemed to be the beneficial owner of the securities beneficially owned by Monroe Capital Corporation. Mr. Koenig disclaims beneficial ownership of the securities held by Monroe Capital Corporation other than to the extent of his pecuniary interest in such securities. Represents 177,362 shares of Common Stock issued as consideration in connection with the Business Combination.

(27)

The address of Monroe Capital Partners Fund LP is 311 South Wacker Drive, Suite 6400, Chicago, Illinois 60606. Monroe Capital Partners Fund LP is managed by Monroe. Theodore L. Koenig is the Chief Executive Officer of Monroe. By reason of the provisions of Rules 13d-3 and 16a-1 under the Securities Exchange Act of 1934, as amended, Mr. Koenig may be deemed to be the beneficial owner of the securities beneficially owned by Monroe Capital Partners Fund LP. Mr. Koenig disclaims beneficial ownership of the securities held by Monroe Capital Partners Fund LP other than to the extent of his pecuniary interest in such securities. Represents 248,307 shares of Common Stock issued as consideration in connection with the Business Combination.

(28)

The address of Monroe Capital Private Credit Fund I LP is 311 South Wacker Drive, Suite 6400, Chicago, Illinois 60606. Monroe Capital Private Credit Fund I LP is managed by Monroe. Theodore L. Koenig is the Chief Executive Officer of Monroe. By reason of the provisions of Rules 13d-3 and 16a-1 under the Securities Exchange Act of 1934, as amended, Mr. Koenig may be deemed to be the beneficial owner of the securities beneficially owned by Monroe Capital Private Credit Fund I LP. Mr. Koenig disclaims beneficial ownership of the securities held by Monroe Capital Private Credit Fund I LP other than to the extent of his pecuniary interest in such securities. Represents 601,163 shares of Common Stock issued as consideration in connection with the Business Combination.
(29)

The address of Monroe Capital Private Credit Fund II (Unleveraged) LP is 311 South Wacker Drive, Suite 6400, Chicago, Illinois 60606. Monroe Capital Private Credit Fund II (Unleveraged) LP is managed by Monroe. Theodore L. Koenig is the Chief Executive Officer of Monroe. By reason of the provisions of Rules 13d-3 and 16a-1 under the Securities Exchange Act of 1934, as amended, Mr. Koenig may be deemed to be the beneficial owner of the securities beneficially owned by Monroe Capital Private Credit Fund II (Unleveraged) LP. Mr. Koenig disclaims beneficial ownership of the securities held by Monroe Capital Private Credit Fund II (Unleveraged) LP other than to the extent of his pecuniary interest in such securities. Represents 65,301 shares of Common Stock issued as consideration in connection with the Business Combination.

(30)

The address of Monroe Capital Private Credit Fund II LP is 311 South Wacker Drive, Suite 6400, Chicago, Illinois 60606. Monroe Capital Private Credit Fund II LP is managed by Monroe. Theodore L. Koenig is the Chief Executive Officer of Monroe. By reason of the provisions of Rules 13d-3 and 16a-1 under the Securities Exchange Act of 1934, as amended, Mr. Koenig may be deemed to be the beneficial owner of the securities beneficially owned by Monroe Capital Private Credit Fund II LP. Mr. Koenig disclaims beneficial ownership of the securities held by Monroe Capital Private Credit Fund II LP other than to the extent of his pecuniary interest in such securities. Represents 198,610 shares of Common Stock issued as consideration in connection with the Business Combination.

(31)

The address of Monroe Capital Private Credit Fund II-O (Unleveraged Offshore) LP is 311 South Wacker Drive, Suite 6400, Chicago, Illinois 60606. Monroe Capital Private Credit Fund II-O (Unleveraged Offshore) LP is managed by Monroe. Theodore L. Koenig is the Chief Executive Officer of Monroe. By reason of the provisions of Rules 13d-3 and 16a-1 under the Securities Exchange Act of 1934, as amended, Mr. Koenig may be deemed to be the beneficial owner of the securities beneficially owned by Monroe Capital Private Credit Fund II-O (Unleveraged Offshore) LP. Mr. Koenig disclaims beneficial ownership of the securities held by Monroe Capital Private Credit Fund II-O (Unleveraged Offshore) LP other than to the extent of his pecuniary interest in such securities. Represents 74,946 shares of Common Stock issued as consideration in connection with the Business Combination.

PLAN OF DISTRIBUTION

We are registering the issuance by us of up to 15,973,904 shares of Common Stock, which consists of (i) up to 10,541,667 shares of Common Stock that are issuable by us upon the exercise of the Public Warrants and (ii) up to 5,432,237 shares of Common Stock that are issuable by us upon the exercise of the Private Warrants. We are also registering for resale by the Selling Securityholders from time to time of (i) up to 76,713,193 shares of Common Stock, comprised of (a) 7,906,250 shares of Common Stock held by the Sponsor and its affiliates, (b) 12,150,000 shares of Common Stock issued to PIPE Investors that participated in the PIPE Financing, (c) up to 5,432,237 shares of Common Stock that are issuable upon the exercise of the Private Warrants by the holders thereof, (d) 3,224,854 additional shares of Common Stock held by entities affiliated with Monroe Capital, (e) 34,064,174 shares held by H.I.G. Growth—AdTheorent, LLC and (f) 13,935,678 shares of Common Stock held by or underlying equity awards held by current or former affiliates of the Company.

We will not receive any proceeds from the sale of shares of Common Stock by the Selling Securityholders. We will receive proceeds from the exercise of the Warrants, assuming the exercise in full of all of the Warrants for cash. The aggregate proceeds to the Selling Securityholders will be the purchase price of the securities less any discounts and commissions borne by the Selling Securityholders.

The Selling Securityholders will pay any underwriting discounts and commissions and expenses incurred by the Selling Securityholders for brokerage, accounting, tax or legal services or any other expenses incurred by the Selling Securityholders in disposing of the securities. We are required to pay all other fees and expenses incident to the registration of the shares of our Common Stock to be offered and sold pursuant to this prospectus.

The shares of Common Stock and the Private Warrants beneficially owned by the Selling Securityholders covered by this prospectus may be offered and sold from time to time by the Selling Securityholders. The term “Selling Securityholders” includes donees, pledgees, transferees or other successors in interest selling securities received after the date of this prospectus from a Selling Securityholder as a gift, pledge, partnership distribution or other transfer.

The Selling Securityholders will act independently of us in making decisions with respect to the timing, manner and size of each sale. Such sales may be made on one or more exchanges or in the over-the-counter market or otherwise, at prices and under terms then prevailing or at prices related to the then current market price or in negotiated transactions. Each Selling Securityholder reserves the right to accept and, together with its respective agents, to reject, any proposed purchase of securities to be made directly or through agents. The Selling Securityholders and any of their permitted transferees may sell their securities offered by this prospectus on any stock exchange, market or trading facility on which the securities are traded or in private transactions. If underwriters are used in the sale, such underwriters will acquire the shares for their own account. These sales may be at a fixed price or varying prices, which may be changed, or at market prices prevailing at the time of sale, at prices relating to prevailing market prices or at negotiated prices. The securities may be offered to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. The obligations of the underwriters to purchase the securities will be subject to certain conditions.

The Selling Securityholders may sell their shares and warrants by one or more of, or a combination of, the following methods:

•	purchases by a broker-dealer as principal and resale by such broker-dealer for its own account pursuant to this prospectus;

•	ordinary brokerage transactions and transactions in which the broker solicits purchasers;

•	block trades in which the broker-dealer so engaged will attempt to sell the offered securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	an over-the-counter distribution in accordance with the rules of Nasdaq;

•

through trading plans entered into by a Selling Securityholder pursuant to Rule 10b5-1 under the Exchange Act, that are in place at the time of an offering pursuant to this prospectus and any applicable prospectus supplement hereto that provide for periodic sales of their securities on the basis of parameters described in such trading plans;

•	through the distribution of the securities by any Selling Securityholder to its partners, members or stockholders;

•	through one or more underwritten offerings on a firm commitment or best efforts basis;

•	settlement of short sales entered into after the effective date the registration statement of which this prospectus is a part;

•	agreements with broker-dealers to sell a specified number of the securities at a stipulated price per share or warrant;

•

in “at the market” offerings, as defined in Rule 415 under the Securities Act, at negotiated prices, at prices prevailing at the time of sale or at prices related to such prevailing market prices, including sales made directly on a national securities exchange or sales made through a market maker other than on an exchange or other similar offerings through sales agents;

•	in privately negotiated transactions;

•	in options transactions;

•	through a combination of any of the above methods of sale; or

•	any other method permitted pursuant to applicable law.

There can be no assurance that the Selling Securityholders will sell all or any of the securities offered by this prospectus. In addition, any shares that qualify for sale pursuant to Rule 144 may be sold under Rule 144 rather than pursuant to this prospectus. The Selling Securityholders have the sole and absolute discretion not to accept any purchase offer or make any sale of securities if they deem the purchase price to be unsatisfactory at any particular time.

Subject to the terms of the agreement(s) governing the registration rights applicable to a Selling Securityholder’s shares of common stock, such Selling Securityholder may transfer shares of common stock to one or more “permitted transferees” in accordance with such agreements and, if so transferred, such permitted transferee(s) will be the selling beneficial owner(s) for purposes of this prospectus. Upon being notified by a Selling Securityholder that it intends to sell our securities, we will, to the extent required, promptly file a supplement to this prospectus to name specifically such person as a Selling Securityholder.

With respect to a particular offering of the securities held by the Selling Securityholders, to the extent required, an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement of which this prospectus is part, will be prepared and will set forth, to the extent required, the following information:

•	the specific securities to be offered and sold;

•	the names of the Selling Securityholders;

•	the respective purchase prices and public offering prices, the proceeds to be received from the sale, if any, and other material terms of the offering;

•	settlement of short sales entered into after the date of this prospectus;

•	the names of any participating agents, broker-dealers or underwriters, if not already named herein; and

•	any applicable commissions, discounts, concessions and other items constituting compensation from the Selling Securityholders.

In connection with distributions of the shares or otherwise, the Selling Securityholders may enter into hedging transactions with broker-dealers or other financial institutions. In connection with such transactions, broker-dealers or other financial institutions may engage in short sales of shares of common stock in the course of hedging the positions they assume with Selling Securityholders. The Selling Securityholders may also sell shares of common stock short and redeliver the shares to close out such short positions. The Selling Securityholders may also enter into option or other transactions with broker-dealers or other financial institutions which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction). The Selling Securityholders (other than those Selling Securityholders who serve as our directors or officers) may also pledge shares to a broker-dealer or other financial institution, and, upon a default, such broker-dealer or other financial institution, may effect sales of the pledged shares pursuant to this prospectus (as supplemented or amended to reflect such transaction).

In order to facilitate the offering of the securities offered by this prospectus, any underwriters or agents, as the case may be, involved in the offering of such securities may engage in transactions that stabilize, maintain or otherwise affect the price of our securities. Specifically, the underwriters or agents, as the case may be, may over-allot in connection with the offering, creating a short position in our securities for their own account. In addition, to cover overallotments or to stabilize the price of our securities, the underwriters or agents, as the case may be, may bid for, and purchase, such securities in the open market. Finally, in any offering of securities through a syndicate of underwriters, the underwriting syndicate may reclaim selling concessions allotted to an underwriter or a broker-dealer for distributing such securities in the offering if the syndicate repurchases previously distributed securities in transactions to cover syndicate short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the securities above independent market levels. The underwriters or agents, as the case may be, are not required to engage in these activities, and may end any of these activities at any time.

The Selling Securityholders may solicit offers to purchase the securities directly from, and may sell such securities directly to, institutional investors or others. In this case, no underwriters or agents would be involved. The terms of any of those sales, including the terms of any bidding or auction process, if utilized, will be described in the applicable prospectus supplement.

It is possible that one or more underwriters may make a market in our securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. We cannot give any assurance as to the liquidity of the trading market for our securities. Our shares of common stock and warrants are currently listed on Nasdaq under the symbols “ADTH” and “ADTHW,” respectively.

The Selling Securityholders may authorize underwriters, broker-dealers or agents to solicit offers by certain purchasers to purchase the securities at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth any commissions we or the Selling Securityholders pay for solicitation of these contracts.

A Selling Securityholder may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by any Selling Securityholder (other than those Selling Securityholders who serve as our directors or officers) or borrowed from any Selling Securityholder or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from any Selling Securityholder in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement (or a post-effective amendment). In addition, any Selling Securityholder (other than those Selling Securityholders who serve as our directors or officers) may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

In effecting sales, broker-dealers or agents engaged by the Selling Securityholders may arrange for other broker-dealers to participate. Broker-dealers or agents may receive commissions, discounts or concessions from the Selling Securityholders in amounts to be negotiated immediately prior to the sale.

If at the time of any offering made under this prospectus a member of FINRA participating in the offering has a “conflict of interest” as defined in FINRA Rule 5121 (“Rule 5121”), that offering will be conducted in accordance with the relevant provisions of Rule 5121.

To our knowledge, there are currently no plans, arrangements or understandings between the Selling Securityholders and any broker-dealer or agent regarding the sale of the securities by the Selling Securityholders. Upon our notification by a Selling Securityholder that any material arrangement has been entered into with an underwriter or broker-dealer for the sale of securities through a block trade, special offering, exchange distribution, secondary distribution or a purchase by an underwriter or broker-dealer, we will file, if required by applicable law or regulation, a supplement to this prospectus pursuant to Rule 424(b) under the Securities Act disclosing certain material information relating to such underwriter or broker-dealer and such offering.

Underwriters, broker-dealers or agents may facilitate the marketing of an offering online directly or through one of their affiliates. In those cases, prospective investors may view offering terms and a prospectus online and, depending upon the particular underwriter, broker-dealer or agent, place orders online or through their financial advisors.

In offering the shares covered by this prospectus, the Selling Securityholders and any broker-dealers who execute sales for the Selling Securityholders may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. Any discounts, commissions, concessions or profit they earn on any resale of those securities may be underwriting discounts and commissions under the Securities Act.

In order to comply with the securities laws of certain states, if applicable, the shares must be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

We have advised the Selling Securityholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the Selling Securityholders and their affiliates. In addition, we will make copies of this prospectus available to the Selling Securityholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The Selling Securityholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.

A holder of Warrants may exercise its Warrants in accordance with the Warrant Agreement on or before the expiration date set forth therein by surrendering, at the office of the warrant agent, Continental Stock Transfer & Trust Company, the certificate evidencing such Warrant, with the form of election to purchase set forth thereon, properly completed and duly executed, accompanied by full payment of the exercise price and any and all applicable taxes due in connection with the exercise of the Warrant, subject to any applicable provisions relating to cashless exercises in accordance with the Warrant Agreement.

UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

The following discussion is a summary of certain material U.S. federal income tax considerations generally applicable to the ownership and disposition of our Common Stock and Warrants, which we refer to collectively as our securities. This summary is based upon U.S. federal income tax law as of the date of this prospectus, which is subject to change or differing interpretations, possibly with retroactive effect. This summary does not discuss all aspects of U.S. federal income taxation that may be important to particular investors in light of their individual circumstances, including investors subject to special tax rules (e.g. , financial institutions, insurance companies, broker-dealers, dealers or traders in securities, tax-exempt organizations, taxpayers that have elected mark-to-market accounting, S corporations, regulated investment companies, real estate investment trusts, passive foreign investment companies, controlled foreign corporations, U.S. Holders (as defined below) that will hold Common Stock or Warrants as part of a straddle, hedge, conversion, or other integrated transaction for U.S. federal income tax purposes, expatriates or former long-term residents of the United States, or investors that have a functional currency other than the U.S. dollar), all of whom may be subject to tax rules that differ materially from those summarized below. This summary does not discuss other U.S. federal tax consequences (e.g., estate or gift tax), any state, local, or non-U.S. tax considerations, or the Medicare tax or alternative minimum tax. In addition, this summary is limited to investors that will hold our securities as “capital assets” (generally, property held for investment) under the Internal Revenue Code of 1986, as amended (the “Code”) and that acquire our Common Stock and Warrants for cash pursuant to this prospectus. No ruling from the Internal Revenue Service, (the “IRS”) has been or will be sought regarding any matter discussed herein. No assurance can be given that the IRS would not assert, or that a court would not sustain a position contrary to, any of the tax aspects set forth below.

For purposes of this summary, a “U.S. Holder” is a beneficial holder of securities who or that, for U.S. federal income tax purposes is:

•	an individual who is a United States citizen or resident of the United States;

•	a corporation (or other entity taxable as a corporation) created in, or organized under the law of, the United States or any state or political subdivision thereof;

•	an estate the income of which is includible in gross income for United States federal income tax purposes regardless of its source; or

•

a trust (A) the administration of which is subject to the primary supervision of a United States court and which has one or more United States persons (within the meaning of the Code) who have the authority to control all substantial decisions of the trust or (B) that has in effect a valid election under applicable Treasury regulations to be treated as a United States person.

A “Non-U.S. Holder” is a beneficial holder of securities who or that is neither a U.S. Holder nor a partnership for U.S. federal income tax purposes.

If a partnership (including an entity or arrangement treated as a partnership for U.S. federal income tax purposes) holds our securities, the tax treatment of a partner, member, or other beneficial owner in such partnership will generally depend upon the status of the partner, member, or other beneficial owner, the activities of the partnership, and certain determinations made at the partner, member, or other beneficial owner level. If you are a partner, member, or other beneficial owner of a partnership holding our securities, you are urged to consult your tax advisor regarding the tax consequences of the ownership and disposition of our securities.

THIS DISCUSSION OF U.S. FEDERAL INCOME TAX CONSIDERATIONS IS FOR GENERAL INFORMATION PURPOSES ONLY AND IS NOT TAX ADVICE. PROSPECTIVE HOLDERS SHOULD CONSULT THEIR TAX ADVISORS CONCERNING THE U.S. FEDERAL INCOME TAX CONSEQUENCES TO THEM OF OWNING AND DISPOSING OF OUR SECURITIES, AS WELL AS THE APPLICATION OF ANY, STATE, LOCAL AND NON-U.S. INCOME, ESTATE, AND OTHER TAX CONSIDERATIONS.

U.S. Holders

Taxation of Distributions

If we pay distributions or make constructive distributions (other than certain distributions of our stock or rights to acquire our stock) to U.S. Holders of shares of our Common Stock, such distributions generally will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Distributions in excess of our current and accumulated earnings and profits will constitute a return of capital that will be applied against and reduce (but not below zero) the U.S. Holder’s adjusted tax basis in our Common Stock. Any remaining excess will be treated as gain realized on the sale or other disposition of the Common Stock and will be treated as described under “U.S. Holders—Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of Common Stock ” below.

Dividends we pay to a U.S. Holder that is a taxable corporation will generally qualify for the dividends received deduction if the requisite holding period is satisfied. With certain exceptions (including dividends treated as investment income for purposes of investment interest deduction limitations), and provided certain holding period requirements are met, dividends we pay to a non-corporate U.S. Holder will generally constitute “qualified dividends” that will be subject to tax at the preferential tax rate accorded to long-term capital gains. If the holding period requirements are not satisfied, a corporation may not be able to qualify for the dividends received deduction and would have taxable income equal to the entire dividend amount, and non-corporate holders may be subject to tax on such dividend at ordinary income tax rates instead of the preferential rates that apply to qualified dividend income.

Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of Common Stock

A U.S. Holder generally will recognize gain or loss on the sale, taxable exchange or other taxable disposition of our Common Stock. Any such gain or loss will be capital gain or loss, and will be long-term capital gain or loss if the U.S. Holder’s holding period for the Common Stock so disposed of exceeds one year. The amount of gain or loss recognized will generally be equal to the difference between (1) the sum of the amount of cash and the fair market value of any property received in such disposition and (2) the U.S. Holder’s adjusted tax basis in its Common Stock so disposed of. A U.S. Holder’s adjusted tax basis in its Common Stock will generally equal the U.S. Holder’s acquisition cost for such Common Stock (or, in the case of Common Stock received upon exercise of a Warrant, the U.S. Holder’s initial basis for such Common Stock, as discussed below), less any prior distributions treated as a return of capital. The deductibility of capital losses is subject to limitations. Long-term capital gains recognized by non-corporate U.S. Holders are generally eligible for reduced rates of tax. If the U.S. Holder’s holding period for the Common Stock so disposed of is one year or less, any gain on a sale or other taxable disposition of the shares would be subject to short-term capital gain treatment and would be taxed at ordinary income tax rates. The deductibility of capital losses is subject to limitations.

Exercise of a Warrant

Except as discussed below with respect to the cashless exercise of a Warrant, a U.S. Holder generally will not recognize taxable gain or loss upon the exercise of a Warrant for cash. The U.S. Holder’s initial tax basis in the share of our Common Stock received upon exercise of the Warrant will generally be an amount equal to the sum of the U.S. Holder’s acquisition cost of the Warrant and the exercise price of such Warrant. It is unclear whether a U.S. Holder’s holding period for the Common Stock received upon exercise of the Warrant would commence on the date of exercise of the Warrant or the day following the date of exercise of the Warrant; however, in either case the holding period will not include the period during which the U.S. Holder held the Warrants.

The tax consequences of a cashless exercise of a Warrant are not clear under current tax law. A cashless exercise may be nontaxable, either because the exercise is not a realization event or because the exercise is treated as a recapitalization for U.S. federal income tax purposes. In either situation, a U.S. Holder’s initial tax basis in the Common Stock received generally should equal the holder’s adjusted tax basis in the Warrant. If the cashless exercise were treated as not being a realization event, it is unclear whether a U.S. Holder’s holding period for the Common Stock would commence on the date of exercise of the Warrant or the day following the date of exercise of the Warrant; in either case, the holding period would not include the period during which the U.S. Holder held the Warrant. If, instead, the cashless exercise were treated as a recapitalization, the holding period of the Common Stock generally would include the holding period of the Warrant.

It is also possible that a cashless exercise of a Warrant could be treated in part as a taxable exchange in which gain or loss is recognized. In such event, a U.S. Holder could be deemed to have surrendered a portion of the Warrants being exercised having a value equal to the exercise price of such Warrants in satisfaction of such exercise price. Although not free from doubt, such U.S. Holder generally should recognize capital gain or loss in an amount equal to the difference between the fair market value of the Warrants deemed surrendered to satisfy the exercise price and the U.S. Holder’s adjusted tax basis in such Warrants. In this case, a U.S. Holder’s initial tax basis in the Common Stock received would equal the sum of the exercise price and the U.S. holder’s adjusted tax basis in the Warrants exercised. It is unclear whether a U.S. Holder’s holding period for the Common Stock would commence on the date of exercise of the Warrant or the day following the date of exercise of the Warrant; in either case, the holding period would not include the period during which the U.S. Holder held the Warrant. Due to the uncertainty and absence of authority on the U.S. federal income tax treatment of a cashless exercise, including when a U.S. Holder’s holding period would commence with respect to the Common Stock received, U.S. Holders are urged to consult their tax advisors regarding the tax consequences of a cashless exercise.

Sale, Exchange, Redemption or Expiration of a Warrant

Upon a sale, exchange (other than by exercise), redemption (other than a redemption for Common Stock), or expiration of a Warrant, a U.S. Holder will recognize taxable gain or loss in an amount equal to the difference between (1) the amount realized upon such disposition or expiration and (2) the U.S. Holder’s adjusted tax basis in the Warrant. A U.S. Holder’s adjusted tax basis in its Warrants will generally equal the U.S. Holder’s acquisition cost, increased by the amount of any constructive distributions included in income by such U.S. Holder (as described below under “U.S. Holders—Possible Constructive Distributions ”). Such gain or loss generally will be treated as long-term capital gain or loss if the Warrant is held by the U.S. Holder for more than one year at the time of such disposition or expiration. If a Warrant is allowed to lapse unexercised, a U.S. Holder will generally recognize a capital loss equal to such holder’s adjusted tax basis in the Warrant. The deductibility of capital losses is subject to certain limitations.

A redemption of Warrants for Common Stock described in this prospectus under “Description of Securities—Warrants” should be treated as a “recapitalization” for U.S. federal income tax purposes. Accordingly, you should not recognize any gain or loss on the redemption of Warrants for shares of our Common Stock. Your aggregate initial tax basis in the shares of Common Stock received in the redemption should equal your aggregate adjusted tax basis in your Warrants redeemed and your holding period for the shares of Common Stock received in redemption of your Warrants should include your holding period for your surrendered Warrants. However, there is some uncertainty regarding this tax treatment and, accordingly, U.S. Holders should consult their tax advisors regarding the tax consequences of a redemption of Warrants for Common Stock.

Possible Constructive Distributions

The terms of each Warrant provide for an adjustment to the number of shares of Common Stock for which the Warrant may be exercised or to the exercise price of the Warrant in certain events, as discussed in the section of this prospectus captioned “Description of Securities—Warrants.” An adjustment which has the effect of preventing dilution generally should not be a taxable event. Nevertheless, a U.S. Holder of Warrants would be treated as receiving a constructive distribution from us if, for example, the adjustment increases the holder’s proportionate interest in our assets or earnings and profits (e.g., through an increase in the number of shares of

Common Stock that would be obtained upon exercise) as a result of a distribution of cash to the holders of shares of our Common Stock which is taxable to such holders as a distribution. Such constructive distribution would be subject to tax as described above under “U.S. Holders—Taxation of Distributions” in the same manner as if such U.S. Holder received a cash distribution from us on Common Stock equal to the fair market value of such increased interest.

Information Reporting and Backup Withholding.

In general, information reporting requirements may apply to dividends paid to a U.S. Holder and to the proceeds of the sale or other disposition of our shares of Common Stock and Warrants, unless the U.S. Holder is an exempt recipient. Backup withholding may apply to such payments if the U.S. Holder fails to provide a taxpayer identification number, a certification of exempt status or has been notified by the IRS that it is subject to backup withholding (and such notification has not been withdrawn). Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules will be allowed as a credit against a U.S. Holder’s U.S. federal income tax liability and may entitle such holder to a refund, provided the required information is timely furnished to the IRS.

Non-U.S. Holders

Taxation of Distributions

In general, any distributions (including constructive distributions) we make to a Non-U.S. Holder of shares of our Common Stock, to the extent paid out of our current or accumulated earnings and profits (as determined under U.S. federal income tax principles), will constitute dividends for U.S. federal income tax purposes and, provided such dividends are not effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States, we will be required to withhold tax from the gross amount of the dividend at a rate of 30%, unless such Non-U.S. Holder is eligible for a reduced rate of withholding tax under an applicable income tax treaty and provides proper certification of its eligibility for such reduced rate (usually on an IRS Form W-8BEN or W-8BEN-E, as applicable). In the case of any constructive dividend (as described below under “Non-U.S. Holders—Possible Constructive Distributions”), it is possible that this tax would be withheld from any amount owed to a Non-U.S. Holder by the applicable withholding agent, including cash distributions on other property or sale proceeds from Warrants or other property subsequently paid or credited to such holder. Any distribution not constituting a dividend will be treated first as reducing (but not below zero) the Non-U.S. Holder’s adjusted tax basis in its shares of our Common Stock and, to the extent such distribution exceeds the Non-U.S. Holder’s adjusted tax basis, as gain realized from the sale or other disposition of the Common Stock, which will be treated as described under “Non-U.S. Holders—Gain on Sale, Taxable Exchange or Other Taxable Disposition of Common Stock and Warrants ” below. In addition, if we determine that we are likely to be classified as a “United States real property holding corporation” (see “Non-U.S. Holders—Gain on Sale, Exchange or Other Taxable Disposition of Common Stock and Warrants” below), we will withhold 15% of any distribution that exceeds our current and accumulated earnings and profits.

Dividends we pay to a Non-U.S. Holder that are effectively connected with such Non-U.S. Holder’s conduct of a trade or business within the United States (or if a tax treaty applies are attributable to a U.S. permanent establishment or fixed base maintained by the Non-U.S. Holder) will generally not be subject to U.S. withholding tax, provided such Non-U.S. Holder complies with certain certification and disclosure requirements (generally by providing an IRS Form W-8ECI). Instead, such dividends generally will be subject to U.S. federal income tax, net of certain deductions, at the same graduated individual or corporate rates applicable to U.S. Holders. If the

Non-U.S. Holder is a corporation, dividends that are effectively connected income may also be subject to a “branch profits tax” at a rate of 30% (or such lower rate as may be specified by an applicable income tax treaty).

Exercise of a Warrant

The U.S. federal income tax treatment of a Non-U.S. Holder’s exercise of a Warrant will generally correspond to the U.S. federal income tax treatment of the exercise of a Warrant by a U.S. Holder, as described under “U.S. Holders—Exercise of a Warrant” above, although to the extent a cashless exercise results in a taxable exchange, the tax consequences to the Non-U.S. Holder would be the same as those described below in “Non-U.S. Holders—Gain on Sale, Exchange or Other Taxable Disposition of Common Stock and Warrants.”

Redemption of Warrants for Common Stock

A redemption of Warrants for Common Stock described in this prospectus under “Description of Securities—Warrants” should be treated as a “recapitalization” for U.S. federal income tax purposes. Accordingly, you should not recognize any gain or loss on the redemption of Warrants for shares of our Common Stock. Your aggregate initial tax basis in the shares of Common Stock received in the redemption should equal your aggregate adjusted tax basis in your Warrants redeemed and your holding period for the shares of Common Stock received in redemption of your Warrants should include your holding period for your surrendered Warrants. However, there is some uncertainty regarding this tax treatment and, accordingly, Non-U.S. Holders should consult their tax advisors regarding the tax consequences of a redemption of Warrants for Common Stock.

Gain on Sale, Exchange or Other Taxable Disposition of Common Stock and Warrants

A Non-U.S. Holder generally will not be subject to U.S. federal income or withholding tax in respect of gain recognized on a sale, taxable exchange or other taxable disposition of our Common Stock or Warrants or an expiration or redemption of our Warrants, unless:

•

the gain is effectively connected with the conduct of a trade or business by the Non-U.S. Holder within the United States (and, if an applicable tax treaty so requires, is attributable to a U.S. permanent establishment or fixed base maintained by the Non-U.S. Holder);

•	the Non-U.S. Holder is an individual who is present in the United States for 183 days or more in the taxable year of disposition and certain other conditions are met; or

•

we are or have been a “United States real property holding corporation” for U.S. federal income tax purposes at any time during the shorter of the five-year period ending on the date of disposition or the period that the Non-U.S. Holder held our Common Stock or Warrants and, in the case where shares of our Common Stock are regularly traded on an established securities market, the Non-U.S. Holder has owned, directly or constructively, more than 5% of our common stock at any time within the shorter of the five-year period preceding the disposition or such Non-U.S. Holder’s holding period for the shares of our common stock. There can be no assurance that our Common Stock will be treated as regularly traded on an established securities market for this purpose.

Gain described in the first bullet point above will be subject to tax at generally applicable U.S. federal income tax rates as if the Non-U.S. Holder were a U.S. resident. Any gains described in the first bullet point above of a Non-U.S. Holder that is a foreign corporation may also be subject to an additional “branch profits tax” at a 30% rate (or lower applicable treaty rate). Gain described in the second bullet point above will generally be subject to a flat 30% U.S. federal income tax. Non-U.S. Holders are urged to consult their tax advisors regarding possible eligibility for benefits under income tax treaties.

If the third bullet point above applies to a Non-U.S. Holder and applicable exceptions are not available, gain recognized by such holder on the sale, exchange or other disposition of our Common Stock or Warrants will be subject to tax at generally applicable U.S. federal income tax rates. In addition, a buyer of our Common Stock or Warrants from such holder may be required to withhold U.S. income tax at a rate of 15% of the amount realized upon such disposition. Non-U.S. Holders are urged to consult their tax advisors regarding the application of these rules.

Possible Constructive Distributions

The terms of each Warrant provide for an adjustment to the number of shares of Common Stock for which the Warrant may be exercised or to the exercise price of the Warrant in certain events, as discussed in the section of this prospectus captioned “Description of Securities—Warrants.” An adjustment which has the effect of preventing dilution generally should not be a taxable event. Nevertheless, a Non-U.S. Holder of Warrants would be treated as receiving a constructive distribution from us if, for example, the adjustment increases the holder’s proportionate interest in our assets or earnings and profits (e.g., through an increase in the number of shares of Common Stock that would be obtained upon exercise) as a result of a distribution of cash to the holders of shares of our Common Stock which is taxable to such holders as a distribution. A Non-U.S. Holder would be subject to U.S. federal income tax withholding as described above under “Non-U.S. Holders—Taxation of Distributions” under that section in the same manner as if such Non-U.S. Holder received a cash distribution from us on Common Stock equal to the fair market value of such increased interest.

Foreign Account Tax Compliance Act

Provisions of the Code and Treasury Regulations and administrative guidance promulgated thereunder commonly referred as the “Foreign Account Tax Compliance Act” (“FATCA”) generally impose withholding at a rate of 30% in certain circumstances on dividends (including constructive dividends) in respect of our securities which are held by or through certain foreign financial institutions (including investment funds), unless any such institution (1) enters into, and complies with, an agreement with the IRS to report, on an annual basis, information with respect to interests in, and accounts maintained by, the institution that are owned by certain U.S. persons and by certain non-U.S. entities that are wholly or partially owned by U.S. persons and to withhold on certain payments, or (2) if required under an intergovernmental agreement between the United States and an applicable foreign country, reports such information to its local tax authority, which will exchange such information with the U.S. authorities. An intergovernmental agreement between the United States and an applicable foreign country may modify these requirements. Accordingly, the entity through which our securities are held will affect the determination of whether such withholding is required. Similarly, dividends in respect of our securities held by an investor that is a non-financial non-U.S. entity that does not qualify under certain exceptions will generally be subject to withholding at a rate of 30%, unless such entity either (1) certifies to us or the applicable withholding agent that such entity does not have any “substantial United States owners” or (2) provides certain information regarding the entity’s “substantial United States owners,” which will in turn be provided to the U.S. Department of Treasury. Withholding under FATCA was scheduled to apply to payments of gross proceeds from the sale or other disposition of property that produces U.S.-source interest or dividends, however, the IRS released proposed regulations that, if finalized in their proposed form, would eliminate the obligation to withhold on such gross proceeds. Although these proposed Treasury Regulations are not final, taxpayers generally may rely on them until final Treasury Regulations are issued. Prospective investors should consult their tax advisors regarding the possible implications of FATCA on their investment in our securities.

Information Reporting and Backup Withholding

Information returns will be filed with the IRS in connection with payments of dividends and the proceeds from a sale or other disposition of our units, shares of Common Stock and Warrants. A Non-U.S. Holder may have to comply with certification procedures to establish that it is not a United States person in order to avoid information reporting and backup withholding requirements. The certification procedures required to claim a reduced rate of withholding under a treaty generally will satisfy the certification requirements necessary to avoid the backup withholding as well. Backup withholding is not an additional tax. The amount of any backup withholding from a payment to a Non-U.S. Holder will be allowed as a credit against such holder’s U.S. federal income tax liability and may entitle such holder to a refund, provided that the required information is timely furnished to the IRS.

THE DISCUSSION ABOVE IS A GENERAL SUMMARY. IT DOES NOT COVER ALL TAX MATTERS THAT MAY BE IMPORTANT TO YOU. EACH PROSPECTIVE PURCHASER SHOULD CONSULT ITS TAX ADVISOR ABOUT THE TAX CONSEQUENCES OF AN INVESTMENT IN OUR COMMON STOCK AND WARRANTS BASED ON THE INVESTOR’S CIRCUMSTANCES.

DESCRIPTION OF SECURITIES

The following summary of the material terms of our securities is not intended to be a complete summary of the rights and preferences of such securities, and is qualified by reference to our Certificate of Incorporation, our Bylaws and the Warrant-related documents described herein, which are exhibits to the registration statement of which this prospectus is a part. We urge you to read each of our Certificate of Incorporation, the Bylaws and the Warrant-related documents described herein in their entirety for a complete description of the rights and preferences of our securities.

Authorized and Outstanding Stock

Our Certificate of Incorporation authorizes the issuance of 350,000,000 shares of Common Stock, $0.0001 par value per share, and 20,000,000 shares of preferred stock, $0.0001 par value per share. As of February 27, 2023, there were approximately 87,623,588 shares of Common Stock and no shares of preferred stock outstanding. The outstanding shares of Common Stock are duly authorized, validly issued, fully paid and non-assessable.

Common Stock

Voting Power

Except as otherwise required by law or as otherwise provided in any preferred stock designation, our holders of Common Stock possess all voting power for the election of our directors and all other matters submitted to a vote of our stockholders. Our holders have one vote in respect of each share of stock held by such holder on matters to be voted on by stockholders. Except as otherwise required by law, our holders of Common Stock, as such, are not entitled to vote on any amendment to the Certificate of Incorporation (including any preferred stock designation) that relates solely to the rights, powers, preferences (or the qualifications, limitations or restrictions thereof) or other terms of one or more outstanding series of our preferred stock if the holders of such affected series of our preferred stock are entitled to vote on such amendment pursuant to the Certificate of Incorporation (including any preferred stock designation) or pursuant to the DGCL.

Dividends

Subject to applicable law and the rights and preferences of any holders of any of our outstanding class or series of preferred stock, our holders of Common Stock are entitled to receive dividends when, as and if declared by the Board, payable either in cash, in property or in shares of capital stock. Our ability to declare dividends may also be limited by restrictive covenants pursuant to any debt financing agreements.

Liquidation, Dissolution and Winding Up

Upon our voluntary or involuntary liquidation, dissolution or winding up and after payment in full of our debts and other liabilities and payment to any holders of our preferred stock having liquidation preferences, if any, the holders of shares of our Common Stock are entitled to receive all our remaining assets available for distribution to our stockholders, ratably in proportion to the number of shares of the Common Stock held by them.

Preemptive or Other Rights

Subject to the preferential rights of any other class or series of stock, all shares of our Common Stock have equal dividend, distribution, liquidation and other rights, and have no preference or appraisal rights, except for any appraisal rights provided by the DGCL. Furthermore, holders of our common stock have no preemptive rights and there are no conversion, sinking fund or redemption rights, or rights to subscribe for any of our securities. The rights, powers, preferences and privileges of holders of our common stock are subject to those of the holders of any shares of preferred stock that our Board may authorize and issue in the future.

Election of Directors

Our Board is divided into three classes, each of which will generally serve for a term of three years with only one class of directors being elected in each year. There is no cumulative voting with respect to the election of directors, with the result that the holders of more than 50% of the shares voted for the election of directors can elect all of the directors.

Preferred Stock

Our Certificate of Incorporation authorizes the issuance of 20,000,000 shares of preferred stock with such designations, rights and preferences as may be determined from time to time by our Board. Our Board may, without stockholder approval, issue the preferred stock with dividend, liquidation, conversion, voting or other rights which could adversely affect the voting power or other rights of the holders of Common Stock. In addition, the preferred stock could be utilized as a method of discouraging, delaying or preventing a change in control of the Company.

Warrants

As of February 27, 2023, there were 15,973,894 Warrants to purchase Common Stock outstanding, consisting of 10,541,657 Public Warrants and 5,432,237 Private Warrants held by the Sponsor. Each whole Warrant entitles the registered holder to purchase one share of our Common Stock at a price of $11.50 per share, subject to adjustment as discussed below, at any time commencing on the later of 30 days from the Closing or March 2, 2022. The Warrants will expire on the fifth anniversary of the Closing, at 5:00 p.m., New York City time, or earlier upon redemption or liquidation.

We agreed that as soon as practicable, but in no event later than 20 business days after the Closing, we would use our reasonable best efforts to file, and within 60 business days after the Closing to have declared effective, a registration statement for registration under the Securities Act, of the shares of Common Stock issuable upon exercise of the Warrants. We will use our reasonable best efforts to maintain the effectiveness of such registration statement, and a current prospectus relating thereto, until the expiration of the Warrants in accordance with the provisions of the Warrant Agreement. Notwithstanding the above, if our Common Stock is, at the time of any exercise of a Warrant, not listed on a national securities exchange, the definition of a “covered security” under Section 18(b)(1) of the Securities Act, we may, at our option, require holders of Warrants who exercise their Warrants to do so on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act and, in the event we so elect, we will not be required to file or maintain in effect a registration statement, but we will be required to use our best efforts to register or qualify the shares under applicable blue sky laws to the extent an exemption is not available.

We may call the Warrants for redemption, in whole and not in part, at a price of $0.01 per warrant, (i) at any time after the Warrants become exercisable, (ii) upon not less than 30 days’ prior written notice of redemption to each holder of Warrants after the warrants become exercisable, and (iii) if, and only if, the reported last sale price of the shares of Common Stock equals or exceeds $18.00 per share (as adjusted for stock splits, stock dividends, reorganizations and recapitalizations), for any 20 trading days within a 30 trading day period commencing after the Warrants become exercisable and ending on the third trading day prior to the notice of redemption to holders of Warrants.

The right to exercise will be forfeited unless the Warrants are exercised prior to the date specified in the notice of redemption. On and after the redemption date, a record holder of a Warrant will have no further rights except to receive the redemption price for such holder’s warrant upon surrender of such warrant.

If we call the Warrants for redemption as described above, our management will have the option to require all holders that wish to exercise warrants to do so on a “cashless basis.” In such event, each holder would pay the exercise price by surrendering the MCAP warrants for that number of shares of Common Stock equal to the quotient obtained by dividing (x) the product of the number of shares of common stock underlying the warrants, multiplied by the difference between the exercise price of the warrants and the “fair market value” (defined below) by (y) the fair market value. The “fair market value” for this purpose shall mean the average reported last sale price of the common stock for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of warrants.

We may call the Warrants for redemption, in whole and not in part, at a price of $0.10 per warrant, (i) at any time after the Warrants become exercisable, (ii) upon not less than 30 days’ prior written notice of redemption to each holder of Warrants after the warrants become exercisable, and (iii) if, and only if, the reported last sale price of the shares of Common Stock equals or exceeds $10.00 per share (as adjusted for stock splits, stock dividends, reorganizations and recapitalizations), for any 20 trading days within a 30 trading day period commencing after the Warrants become exercisable and ending on the third trading day prior to the notice of redemption to holders of Warrants.

The right to exercise will be forfeited unless the Warrants are exercised prior to the date specified in the notice of redemption. On and after the redemption date, a record holder of a Warrant will have no further rights except to receive the redemption price for such holder’s warrant upon surrender of such warrant.

The “fair market value” of our Common Stock for the above purpose means the average last reported sale price of our Common Stock during the 10 trading days immediately following the date on which the notice of redemption is sent to holders of Warrants. This redemption feature differs from the typical warrant redemption features used in other blank check company offerings. We will provide holders of our Warrants with the final fair market value no later than one business day after the 10- trading day period described above ends. In no event will the Warrants be exercisable in connection with this redemption feature for more than 0.361 shares of Common Stock per Warrant (subject to adjustment).

The exercise price and number of shares of Common Stock issuable on exercise of the Warrants may be adjusted in certain circumstances including in the event of a stock dividend, extraordinary dividend or our recapitalization, reorganization, merger or consolidation. However, except as described below, the Warrants will not be adjusted for issuances of shares of Common Stock at a price below their respective exercise prices.

As of February 27, 2023, 10,541,657 Public Warrants were outstanding and were exercisable for 10,541,657 shares of Common Stock.

No fractional shares will be issued upon exercise of the Warrants. If, upon exercise of the Warrants, a holder would be entitled to receive a fractional interest in a share, we will, upon exercise, round up to the nearest whole number the number of shares of Common Stock to be issued to the warrant holder.

The Private Warrants are identical to the Public Warrants except that the Private Warrants: (i) are not redeemable by us and (ii) may be exercised for cash or on a cashless basis, so long as they are held by the initial purchasers or any of their permitted transferees. If holders of the Private Warrants elect to exercise them on a cashless basis, they would pay the exercise price by surrendering their Private Warrants for that number of shares of Common Stock equal to the quotient obtained by dividing (x) the product of the number of shares of Common Stock underlying the Private Warrants, multiplied by the excess of the “fair market value” (defined below) over the exercise price of such warrants by (y) the fair market value. The “fair market value” shall mean the average reported last sale price of the Common Stock for the 10 trading days ending on the third trading day prior to the date on which the notice of warrant exercise is sent to the Warrant Agent. If the Private Warrants are held by holders other than the initial purchasers or any of their permitted transferees, they will be redeemable by us and exercisable by the holders on the same basis as the Public Warrants. The initial purchasers of the Private Warrants have agreed not to transfer, assign or sell any of the warrants, including the Common Stock issuable upon exercise of the Warrants (except to certain permitted transferees), until 30 days after the Closing.

As of February 27, 2023, 5,432,237 Private Warrants were outstanding and were exercisable for 5,432,237 shares of Common Stock.

Transfer Agent and Registrar

The transfer agent, Warrant Agent and registrar for our Common Stock and Warrants is Continental Stock Transfer & Trust Company.

Certain Anti-Takeover Provisions of Delaware Law

Classified Board of Directors

Our Certificate of Incorporation provides that our Board will be divided into three classes of directors, with the classes to be as nearly equal in number as possible, and with each director serving a three-year term. As a result, approximately one-third of our Board will be elected each year. The classification of directors will have the effect of making it more difficult for stockholders to change the composition of our Board.

Authorized but Unissued Shares

Our authorized but unissued shares of common stock and preferred stock are available for future issuance without stockholder approval, subject to any limitations imposed by the listing standards of the Nasdaq Capital Market. These additional shares may be used for a variety of corporate finance transactions, acquisitions and employee benefit plans. The existence of authorized but unissued and unreserved Company common stock and preferred stock could make more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.

Stockholder Action; Special Meetings of Stockholders

Our Certificate of Incorporation provides that stockholders may not take action by written consent, but may only take action at annual or special meeting of stockholders. As a result, a holder controlling a majority of our capital stock would not be able to amend our Bylaws or remove directors without holding a meeting of stockholders called in accordance with the Bylaws. This restriction does not apply to actions taken by the holders of any series of our preferred stock to the extent expressly provided in the applicable preferred stock designation. Further, our Certificate of Incorporation provides that, subject to any special rights of the holders of our preferred stock, only the Board, the chairperson or the chief executive officer may call special meetings of stockholders, thus prohibiting a holder of common stock from calling a special meeting. These provisions might delay the ability of stockholders to force consideration of a proposal or for stockholders controlling a majority of our capital stock to take any action, including the removal of directors.

Advance Notice Requirements for Stockholder Proposals and Director Nominations

Our Bylaws provide that stockholders seeking to bring business before our annual meeting of stockholders, or to nominate candidates for election as directors at our annual meeting of stockholders, must provide timely notice. To be timely, a stockholder’s notice will need to be delivered to, or mailed and received at, our principal executive offices not less than 90 days nor more than 120 days prior to the one-year anniversary of the preceding year’s annual meeting. In the event that the date of the annual meeting is advanced more than 30 days prior to or delayed by more than 30 days after the anniversary of the preceding year’s annual meeting, notice by the stockholder to be timely must be so received (A) not earlier than the close of business on the 120th day prior to such annual meeting and (B) not later than the close of business on the later of (y) the 90th day prior to such annual meeting and (z) the 10th day following the day on which public announcement of the date of such meeting is first made by us. Our Bylaws specify certain requirements as to the form and content of a stockholders’ notice. These provisions may preclude our stockholders from bringing matters before our annual meeting of stockholders or from making nominations for directors.

Amendment of Charter or Bylaws

Our Bylaws may be amended or repealed by our Board or by the affirmative vote of the holders of at least 66 2/3% of the voting power of all of the shares of our capital stock entitled to vote in the election of directors, voting as one class. The affirmative vote of the holders of at least 66 2/3% of the voting power of the then outstanding shares of our capital stock entitled to vote generally in the election of directors, voting together as a single class, will be required to amend certain provisions of our Certificate of Incorporation.

Board Vacancies

Any vacancy on our Board may be filled by a majority vote of the directors then in office, although less than a quorum, or by a sole remaining director, subject to the Stockholders Agreement and any special rights of the holders of our preferred stock. Any director chosen to fill a vacancy will hold office until the expiration of the term of the class for which he or she was elected and until his or her successor is duly elected and qualified or until their earlier resignation, removal from office, death or incapacity. Except as otherwise provided by law, the Stockholders Agreement or our Bylaws, in the event of a vacancy in our Board, the remaining directors may exercise the powers of the full Board until the vacancy is filled.

Exclusive Forum Selection

Our Certificate of Incorporation provides that unless we consent in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware (or, in the event that the Chancery Court does not have jurisdiction, the federal district court for the District of Delaware or other state courts of the State of Delaware) will, to the fullest extent permitted by applicable law, be the sole and exclusive forum for (i) any derivative action brought by or on behalf of us, (ii) any action asserting a claim of breach of a fiduciary duty owed by any of our directors, officers or stockholders, (iii) any action arising under our Certificate of Incorporation, Bylaws or the DGCL or (iv) any action asserting a claim against us governed by the internal affairs doctrine. In addition, the Certificate of Incorporation designates the federal district courts of the United States of America as the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act. Any person or entity purchasing or otherwise acquiring any interest in shares of our capital stock will be deemed to have notice of and consented to the exclusive forum provisions in our Certificate of Incorporation.

Section 27 of the Exchange Act creates exclusive federal jurisdiction over all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder. As a result, the exclusive forum provision in our Certificate of Incorporation will not apply to suits brought to enforce any duty or liability created by the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction.

Although we believe these provisions benefit us by providing increased consistency in the application of Delaware law in the types of lawsuits to which it applies, a court may determine that these provisions are unenforceable, and to the extent they are enforceable, the provisions may have the effect of discouraging lawsuits against our directors and officers, although our stockholders will not be deemed to have waived our compliance with federal securities laws and the rules and regulations thereunder.

Section 203 of the Delaware General Corporation Law

MCAP is, and the Post-Combination Company will be, subject to the provisions of Section 203 of the DGCL. In general, Section 203 prohibits a Delaware corporation that is listed on a national securities exchange or held of record by more than 2,000 stockholders from engaging in a “business combination” with an “interested stockholder” for a three-year period following the time that such stockholder becomes an interested stockholder, unless the business combination is approved in a prescribed manner. A “business combination” includes, among other things, certain mergers, asset or stock sales or other transactions resulting in a financial benefit to the interested stockholder. An “interested stockholder” is a person who, together with affiliates and associates, owns, or did own within three years prior to the determination of interested stockholder status, 15% or more of the corporation’s outstanding voting stock. Under Section 203, a business combination between a corporation and an interested stockholder is prohibited unless it satisfies one of the following conditions:

•	before the stockholder became interested, the board of directors approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

•

upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding, shares owned by persons who are directors and also officers, and employee stock plans, in some instances; or

•

at or after the time the stockholder became interested, the business combination was approved by the board of directors of the corporation and authorized at an annual or special meeting of the stockholders by the affirmative vote of at least 66% of the outstanding voting stock which is not owned by the interested stockholder.

Under certain circumstances, Section 203 of the DGCL will make it more difficult for a person who would be an “interested stockholder” to effect various business combinations with a corporation for a three-year period. This provision may encourage companies interested in acquiring the Post-Combination Company to negotiate in advance with the Post-Combination Board because the stockholder approval requirement would be avoided if the Post-Combination Board approves either the business combination or the transaction which results in the stockholder becoming an interested stockholder. Section 203 of the DGCL also may have the effect of preventing changes in the Post-Combination Board and may make it more difficult to accomplish transactions which stockholders may otherwise deem to be in their best interests.

Limitation on Liability and Indemnification of Directors and Officers

Our Certificate of Incorporation provides that our directors and officers will be indemnified and advanced expenses by the us to the fullest extent authorized or permitted by the DGCL as it now exists or may in the future be amended. In addition, our Certificate of Incorporation provides that our directors will not be personally liable to us or our stockholders for monetary damages for breaches of their fiduciary duty as directors to the fullest extent permitted by the DGCL.

Our Certificate of Incorporation also permits us to purchase and maintain insurance on behalf of any officer, director, employee or agent of us for any liability arising out of his or her status as such, regardless of whether the DGCL would permit indemnification.

These provisions may discourage stockholders from bringing a lawsuit against our directors for breach of their fiduciary duty. These provisions also may have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit us and our stockholders. Furthermore, a stockholder’s investment may be adversely affected to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions. We believe that these provisions, the insurance and the indemnity agreements are necessary to attract and retain talented and experienced directors and officers.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Rule 144

Rule 144 is not available for the resale of securities initially issued by shell companies (other than business combination related shell companies) or issuers that have been at any time previously a shell company, such as the Company. However, Rule 144 also includes an important exception to this prohibition if the following conditions are met:

•	the issuer of the securities that was formerly a shell company has ceased to be a shell company;

•	the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act;

•

the issuer of the securities has filed all Exchange Act reports and material required to be filed, as applicable, during the preceding 12 months (or such shorter period that the issuer was required to file such reports and materials), other than Form 8-K reports; and

•	at least one year has elapsed from the time that the issuer filed current Form 10 type information with the SEC reflecting its status as an entity that is not a shell company.

Upon the Closing, the Company ceased to be a shell company.

When and if Rule 144 becomes available for the resale of our securities, a person who has beneficially owned restricted shares of our Common Stock or warrants for at least six months would be entitled to sell their securities, provided that (i) such person is not deemed to have been one of our affiliates at the time of, or at any time during the three months preceding, a sale and (ii) we are subject to the Exchange Act periodic reporting requirements for at least three months before the sale and have filed all required reports under Section 13 or 15(d) of the Exchange Act during the 12 months (or such shorter period as we were required to file reports) preceding the sale.

Persons who have beneficially owned restricted shares of our Common Stock or warrants for at least six months but who are our affiliates at the time of, or at any time during the three months preceding, a sale, would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period only a number of securities that does not exceed the greater of:

•	one percent (1%) of the total number of shares of Common Stock then outstanding; or

•	the average weekly reported trading volume of the Common Stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales by our affiliates under Rule 144 will also be limited by manner of sale provisions and notice requirements and to the availability of current public information about us.

Listing of Securities

Our Common Stock and Public Warrants are listed on Nasdaq under the symbols “ADTH” and “ADTHW,” respectively.

LEGAL MATTERS

The validity of any securities offered by this prospectus will be passed upon for us by McDermott Will & Emery LLP.

EXPERTS

The audited consolidated financial statements incorporated by reference in this prospectus and elsewhere in the registration statement have been so incorporated by reference in reliance upon the report of BDO USA, LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We are required to file annual, quarterly and current reports, proxy statements and other information with the SEC as required by the Exchange Act. You can read our SEC filings, including this prospectus, over the Internet at the SEC’s website at http://www.sec.gov.

Our website address is www.adtheorent.com. Through our website, we make available, free of charge, the following documents as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC, including our Annual Reports on Form 10-K; our proxy statements for our annual and special stockholder meetings; our Quarterly Reports on Form 10-Q; our Current Reports on Form 8-K; Forms 3, 4, and 5 and Schedules 13D with respect to our securities filed on behalf of our directors and our executive officers; and amendments to those documents. The information contained on, or that may be accessed through, our website is not a part of, and is not incorporated into, this prospectus.

INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus the information in documents we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. Any statement contained in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in or omitted from this prospectus or any accompanying prospectus supplement, or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We incorporate by reference the documents listed below and any future documents that we file with the SEC (excluding any portion of such documents that are furnished and not filed with the SEC) under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (1) on and after the date of the initial filing of the registration statement of which this prospectus is a part prior to the effectiveness of the registration statement, (2) prior to the effectiveness of the registration statement of which this prospectus is a part, and (3) after the date of effectiveness of this prospectus until the offering of the underlying securities is terminated; provided, however, we are not incorporating by reference any information furnished (but not filed) under Item 2.02 or Item 7.01 of any Current Report on Form 8-K:

•	our Annual Report on Form 10-K for our fiscal year ended December 31, 2022, filed with the SEC on March 2, 2023;

•	our Current Reports on Form 8-K filed with the SEC on January 26, 2023; and

•

the description of our Common Stock contained in Exhibit 4.4 to our Annual Report on Form 10-K for the year ended December 31, 2021 and any amendments or reports filed for the purpose of updating such description.

You may request a copy of these filings, at no cost, by writing or telephoning us at the following address: AdTheorent Holding Company, Inc., 330 Hudson Street, 13th Floor, New York, NY, 10013; telephone number (800) 804-1359.

PART II

Information Not Required in Prospectus

Item 14.	Other Expenses of Issuance and Distribution.

The following is an estimate of the expenses (all of which are to be paid by the registrant) that we may incur in connection with the securities being registered hereby.

Amount
SEC registration fee+		$54,363.37
Legal fees and expenses		*
Accounting fees and expenses		*
Miscellaneous		*
Total	$	*

*	These fees are calculated based on the securities offered and the number of issuances and accordingly cannot be defined at this time.
+	This registration fee was previously paid. Accordingly, there is no registration fee due in connection with the registration of such securities hereby.

Item 15.	Indemnification of Directors and Officers.

Section 145(a) of the DGCL provides, in general, that a corporation may indemnify any person who was or is a party to or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), because he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding, if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

Section 145(b) of the DGCL provides, in general, that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor because the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made with respect to any claim, issue or matter as to which he or she shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or other adjudicating court determines that, despite the adjudication of liability but in view of all of the circumstances of the case, he or she is fairly and reasonably entitled to indemnity for such expenses that the Court of Chancery or other adjudicating court shall deem proper.

Section 145(g) of the DGCL provides, in general, that a corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of his or her status as such, whether or not the corporation would have the power to indemnify the person against such liability under Section 145 of the DGCL.

Additionally, our Certificate of Incorporation eliminates our directors’ liability to the fullest extent permitted under the DGCL. The DGCL provides that directors of a corporation will not be personally liable for monetary damages for breach of their fiduciary duties as directors, except for liability:

•	for any transaction from which the director derives an improper personal benefit;

•	for any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;

•	for any unlawful payment of dividends or redemption of shares; or

•	for any breach of a director’s duty of loyalty to the corporation or its stockholders.

If the DGCL is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of the Company’s directors will be eliminated or limited to the fullest extent permitted by the DGCL, as so amended.

In addition, we have entered into separate indemnification agreements with our directors and officers. These agreements, among other things, require us to indemnify our directors and officers for certain expenses, including attorneys’ fees, judgments, liabilities, fines, penalties and settlement amounts incurred by a director or officer in any action or proceeding arising out of their services as one of our directors or officers or any other company or enterprise to which the person provides services at our request.

We maintain a directors’ and officers’ insurance policy pursuant to which our directors and officers are insured against liability for actions taken in their capacities as directors and officers.

Item 16.	Exhibits.

Exhibit Number	Description
2.1*	Business Combination Agreement, dated July 27, 2021, by and among MCAP Acquisition Corporation, GRNT Merger Sub 1 LLC, GRNT Merger Sub 2 LLC, GRNT Merger Sub 3 LLC, GRNT Merger Sub 4 LLC, H.I.G. Growth—AdTheorent Intermediate, LLC, H.I.G. Growth— AdTheorent, LLC, and AdTheorent Holding Company, LLC (incorporated by reference to Exhibit 2.1 of our Form 8-K filed on December 29, 2021)

3.1	Second Amended and Restated Certificate of Incorporation of AdTheorent Holding Company, Inc. (incorporated by reference to Exhibit 3.1 of our Form 8-K filed on December 29, 2021)

3.2	Amended and Restated Bylaws of AdTheorent Holding Company, Inc. (incorporated by reference to Exhibit 3.2 of our Form 8-K filed on December 29, 2021)

4.1	Specimen Common Stock certificate of Registrant (incorporated by reference to Exhibit 4.1 of Form S-1 filed by the Registrant with the SEC on January 14, 2022)

4.2	Specimen Warrant Certificate (included in Exhibit 4.3)

4.3	Form of Warrant Agreement between Continental Stock Transfer & Trust Company and the Registrant (incorporated by reference to Exhibit 4.4 of Form S-1/A filed by the Registrant with the SEC on February 12, 2021)

5.1***	Opinion of McDermott, Will & Emery LLP

23.1**	Consent of BDO USA LLP

23.3***	Consent of McDermott, Will & Emery LLP (included in Exhibit 5.1)

107**	Filing fee table

*

Schedule and exhibits to this Exhibit omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to furnish supplementally a copy of any omitted schedule or exhibit to the SEC upon request.

**	Filed herewith.
***	To be filed by Amendment
+	Indicates a management contract or compensatory plan or arrangement.

Item 17.	Undertakings.

(a) The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)

to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that: Paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)

That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act to any purchaser:

(i)

Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)

Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)

That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6)

That, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof:

(b) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned hereunto duly authorized.

AdTheorent Holding Company, Inc.

Date: March 2, 2023	By:	/s/ James Lawson
Name: James Lawson
Title: Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the date indicated.

Name	Title	Date

/s/ James Lawson James Lawson	Chief Executive Officer and Director (principal executive officer)	March 2, 2023

/s/ Patrick Elliott Patrick Elliott	Chief Financial Officer (principal financial and accounting officer)	March 2, 2023

* John Black	Director	March 2, 2023

* Rich Boghosian	Director	March 2, 2023

* Kihara Kiarie	Director	March 2, 2023

* Vineet Mehra	Director	March 2, 2023

* Danielle Qi	Director	March 2, 2023

* Ben Tatta	Director	March 2, 2023

/s/ Eric Tencer Eric Tencer	Director	March 2, 2023

* Zia Uddin	Director	March 2, 2023

*By:	/s/ James Lawson
Name: James Lawson
Title: Attorney-in-Fact